                          FUND PARTICIPATION AGREEMENT

This  Agreement  is entered into as of the 1st day of  February,  2004,  between
First Security  Benefit Life  Insurance and Annuity  Company of New York, a life insurance  company organized under the laws of the State of New York ("Insurance
Company"),  Dreyfus Investment  Portfolios and Dreyfus Variable  Investment Fund
(each, individually, a "Fund",  collectively,  the "Funds.") and Dreyfus Service
Corporation, distributor of the Funds, a New York Corporation.

                                    ARTICLE I
                                   DEFINITIONS

1.1   "Act" shall mean the Investment Company Act of 1940, as amended.

1.2   "Board" shall mean the Board of Directors or Trustees, as the case may be, of a Fund, which has the  responsibility for management and control of the
      Fund.

1.3   "Business  Day" shall mean any day for which a Fund  calculates  net asset value per Share (as defined below) as described in the Fund's Prospectus.

1.4   "Commission" shall mean the Securities and Exchange Commission.

1.5   "Contract"  shall  mean a  variable  annuity or  variable  life  insurance contract  that  uses any  Participating  Fund  (as  defined  below)  as an underlying  investment  medium.  Individuals who participate under a group
      Contract are "Participants."

1.6   "Contractholder"  shall mean any entity that is a party to a Contract with a Participating Company (as defined below).

1.7   "Disinterested  Board  Members" shall mean those members of the Board of a
      Fund  that are not  deemed to be  "interested  persons"  of the  Fund,  as defined by the Act.

1.8   "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including
      Dreyfus Service Corporation.

1.9   "Insurance Company's General Account(s)" shall mean the general account(s)
      of Insurance  Company and its affiliates that invest in Shares (as defined below) of a Participating Fund.

1.10  "Participating  Companies"  shall mean any  insurance  company  (including
      Insurance  Company)  that offers  variable  annuity  and/or  variable life insurance  contracts  to the public and that has entered into an agreement with one or more of the Funds.

1.11  "Participating Fund" shall mean each Fund, including,  as applicable,  any series  thereof,  specified  in Exhibit A, as such  Exhibit may be amended from time to time by  agreement  of the  parties  hereto,  the  Shares (as defined  below)  of  which  are  available  to  serve  as  the  underlying investment medium for the aforesaid Contracts.

1.12  "Prospectus" shall mean the current prospectus and statement of additional information of a Fund,  relating to its Shares (as defined below), as most recently filed with the Commission.

1.13  "Separate Account" shall mean each account specified in Exhibit B attached hereto,  each a  separate  account  established  by  Insurance  Company in accordance  with the laws of the State of New York, as such Exhibit may be amended from time to time by agreement of the parties thereto.

1.14  "Shares" shall mean (i) each class of shares of a  Participating  Fund set forth on Exhibit A next to the name of such  Participating  Fund,  as such
      Exhibit may be revised from time to time, or (ii) if no class of shares is set forth on Exhibit A next to the name of such  Participating  Fund,  the shares of the Participating Fund.

1.15  "Software  Program"  shall mean the  software  program  used by a Fund for providing Fund and account balance  information  including net asset value per Share.  Such Program may include the Lion System.  In situations where the  Lion  System  or any  other  Software  Program  used by a Fund is not available,  such information may be provided by telephone. The Lion System shall be provided to Insurance Company at no charge.

                                   ARTICLE II
                                 REPRESENTATIONS

2.1   Insurance  Company  represents  and  warrants  that (a) it is an insurance company duly organized and in good standing under  applicable  law; (b) it has legally and validly  established the Separate  Account pursuant to the insurance laws of the State of New York and the regulations thereunder for the  purpose  of  offering  to the  public  certain  individual  and group variable  annuity  and  variable  life  insurance  contracts;  (c)  it has registered the Separate  Account as a unit investment  trust under the Act to serve as the  segregated  investment  account for the  Contracts or the
      Separate Account is properly exempt from  registration  under the Act; and
      (d)  the  Separate  Account  is  eligible  to  invest  in  Shares  of each
      Participating Fund without such investment disqualifying any Participating
      Fund as an  investment  medium for  insurance  company  separate  accounts
      supporting   variable   annuity   contracts  or  variable  life  insurance
      contracts.

2.2   Insurance  Company  represents and warrants that (a) the Contracts will be described in a  registration  statement  filed under the Securities Act of
      1933, as amended  ("1933 Act") or the Contracts are not  registered  under the 1933 Act because they are properly exempt from such registration;  (b)
      the  Contracts  will be  issued  and sold in  compliance  in all  material respects with all  applicable  federal and state laws; and (c) the sale of the Contracts  shall comply in all material  respects with state insurance law requirements.  Insurance  Company agrees to notify each  Participating
      Fund promptly of any investment  restrictions  imposed by state  insurance law and applicable to the Participating Fund.

2.3   Insurance  Company  represents  and  warrants  that the income,  gains and losses,  whether or not  realized,  from assets  allocated to the Separate
      Account are, in accordance with the applicable  Contracts,  to be credited to or  charged  against  such  Separate  Account  without  regard to other income,  gains or losses from assets  allocated  to any other  accounts of
      Insurance  Company.  Insurance  Company  represents  and warrants that the assets  of the  Separate  Account  are  and  will be  kept  separate  from
      Insurance  Company's  General  Account  and any  other  separate  accounts
      Insurance  Company may have, and will not be charged with liabilities from any business that Insurance  Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4   Each Participating Fund represents and warrants that it is registered with the Commission under the Act as an open-end, management investment company and possesses,  and shall  maintain,  all legal and  regulatory  licenses, approvals, consents and/or exemptions under state and federal law required for  the  Participating  Fund  to  operate  and  offer  its  Shares  as an underlying investment medium for Participating Companies.

2.5   Each  Participating  Fund  represents  and  warrants  that it is currently qualified  as a regulated  investment  company  under  Subchapter M of the
      Internal  Revenue Code of 1986, as amended (the "Code"),  and that it will maintain  such  qualification  (under  Subchapter  M or any  successor  or similar  provision) and that it will notify Insurance Company  immediately upon  having a  reasonable  basis for  believing  that it has ceased to so qualify or that it might not so qualify in the future.

2.6   Insurance   Company   represents  and  warrants  that  the  Contracts  are
      currently,  and at the time of issuance will be, treated as life insurance policies or annuity contracts,  whichever is appropriate, under applicable provisions of the Code,  and that it will maintain such treatment and that it will notify each Participating Fund and Dreyfus immediately upon having a reasonable  basis for believing  that the Contracts have ceased to be so treated  or that they might not be so  treated  in the  future.  Insurance
      Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

2.7   Each  Participating  Fund  represents and warrants that it will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts,  whichever is appropriate,  under the
      Code and the regulations issued thereunder (or any successor  provisions).
      Without limiting the scope of the foregoing,  each  Participating Fund has complied and will  continue to comply with Section  817(h) of the Code and
      Treasury  Regulation  Section  1.817-5,  and any Treasury  interpretations
      thereof,  relating  to  the  diversification   requirements  for  variable
      annuity,  endowment,  or life insurance  contracts,  and any amendments or
      other   modifications   or  successor   provisions   to  such  Section  or
      Regulations.  In  the  event  of  a  breach  of  this  Section  2.7  by  a
      Participating  Fund, it will take all  reasonable  steps (a) to notify the
      Insurance  Company of such  breach  and (b) to  adequately  diversify  the
      Participating  Fund so as to achieve  compliance  within the grace  period afforded by Regulation 1.817-5.

2.8   Insurance Company agrees that each  Participating  Fund shall be permitted
      (subject  to the  other  terms  of  this  Agreement)  to make  its  shares available to other Participating Companies and Contractholders.

2.9   Each Participating Fund represents and warrants that any of its directors,
      trustees,   officers,   employees,    investment   advisers,   and   other
      individuals/entities  who deal with the  money  and/or  securities  of the
      Participating  Fund are and shall continue to be at all times covered by a blanket  fidelity  bond  or  similar  coverage  for  the  benefit  of  the
      Participating  Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid  Bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10  Insurance  Company  represents  and warrants that all of its employees and agents who deal with the money  and/or  securities  of each  Participating
      Fund are and  shall  continue  to be at all  times  covered  by a  blanket fidelity  bond or similar  coverage in an amount not less than $5 million.
      The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11  Each  Participating  Fund  represents  that it is lawfully  organized  and validly existing under the laws of the State of Massachusetts or Maryland, as applicable,  and that it does and will comply in all material  respects with the 1940 Act

2.12  Dreyfus Service Corporation  represents and warrants that it is registered as a broker-dealer  with the SEC and is a member in good standing with the
      NASD

2.13  Insurance Company represents and warrants that it (a) has adopted policies and procedures to monitor trading activity in the  Participating  Funds by
      Contract  owners and (b) is entitled (by disclosure in the  prospectus) to require that  allocations to sub-accounts  investing in the  Participating
      Funds  made by or on behalf of  Contract  owners be made  exclusively  via regular  U.S.  mail  (i.e.  submissions  via  facsimile,  e-mail  and  the
      Insurance Company's website are note permitted) if such allocations follow a market timing strategy , and (c) will use reasonable efforts to identify allocations  following a market timing strategy and enforce the "U.S. mail only"  submission  policy  noted  above  upon a  Participating  Fund's  or
      Dreyfus' request.

                                   ARTICLE III
                                   FUND SHARES

3.1   The  Contracts  funded  through the Separate  Account will provide for the investment of certain amounts in Shares of each Participating Fund.

3.2   Each  Participating  Fund agrees to make its Shares available for purchase at the then applicable net asset value per Share by Insurance  Company and the  Separate  Account  on each  Business  Day  pursuant  to  rules of the
      Commission.  Notwithstanding  the foregoing,  each  Participating Fund may refuse to sell its  Shares to any  person,  or suspend  or  terminate  the offering of its Shares, if such action is required by law or by regulatory authorities  having  jurisdiction  or is,  in the sole  discretion  of its
      Board,  acting in good faith and in light of its  fiduciary  duties  under federal and any applicable state laws, necessary and in the best interests of the Participating Fund's shareholders.

3.3   Each  Participating Fund agrees that shares of the Participating Fund will be sold only to (a) Participating Companies and their separate accounts or
      (b) "qualified  pension or retirement  plans" as determined  under Section
      817(h)(4) of the Code.  Except as otherwise set forth in this Section 3.3, no shares of any Participating Fund will be sold to the general public.

3.4   Each  Participating Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per Share basis to
      Insurance  Company by 6:00 p.m.  Eastern  time on each  Business  Day. Any material  errors in the  calculation  of net  asset  value,  dividend  and capital gain information  shall be reported  immediately upon discovery to
      Insurance  Company.  Non-material  errors  will be  corrected  in the next
      Business Day's net asset value per Share.

3.5   At  the  end  of  each  Business  Day,  Insurance  Company  will  use  the information described in Sections 3.2 and 3.4 to calculate the unit values of the  Separate  Account for the day.  Using this unit  value,  Insurance
      Company will process the day's Separate Account  transactions  received by it by the close of  trading  on the floor of the New York  Stock  Exchange
      (currently  4:00 p.m.  Eastern time) to determine the net dollar amount of the Shares of each  Participating  Fund that will be purchased or redeemed at that day's  closing  net asset  value per Share.  The net  purchase  or redemption  orders  will  be  transmitted  to each  Participating  Fund by
      Insurance  Company by 11:00 a.m.  Eastern  time on the  Business  Day next following  Insurance  Company's  receipt of that  information.  Subject to
      Sections 3.6 and 3.8, all purchase  and  redemption  orders for  Insurance
      Company's  General  Accounts  shall be effected at the net asset value per
      Share of each  Participating  Fund next  calculated  after  receipt of the order by the Participating Fund or its Transfer Agent.

3.6   Each  Participating  Fund appoints  Insurance Company as its agent for the limited  purpose of accepting  orders for the purchase and  redemption  of
      Shares  of  the  Participating   Fund  for  the  Separate  Account.   Each
      Participating  Fund will execute  orders at the applicable net asset value per Share  determined  as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the  Participating  Fund  receives  notice of such orders by
      11:00 a.m.  Eastern time on the next  following  Business Day and, if such orders  request the  purchase  of Shares of the  Participating  Fund,  the conditions  specified  in Section 3.8, as  applicable,  are  satisfied.  A redemption  or  purchase  request  that does not  satisfy  the  conditions specified above and in Section 3.8, as applicable, will be effected at the net  asset  value per  Share  computed  on the  Business  Day  immediately preceding the next following  Business Day upon which such conditions have been  satisfied in accordance  with the  requirements  of this Section and
      Section 3.8.  Insurance  Company  represents  and warrants that all orders submitted by the Insurance  Company for  execution on the effective  trade
      date  shall  represent   purchase  or  redemption   orders  received  from
      Contractholders  prior to the  close  of  trading  on the New  York  Stock
      Exchange on the effective trade date.

3.7   Insurance  Company will make reasonable  efforts to notify each applicable
      Participating  Fund in advance of any purchase or redemption order greater than $1 million.

3.8   If  Insurance  Company's  order  requests  the  purchase  of  Shares  of a
      Participating  Fund,  Insurance  Company  will pay for such  purchases  by wiring Federal Funds to the Participating Fund or its designated custodial account on the day the order is transmitted.  Insurance Company shall make all reasonable  efforts to transmit to the applicable  Participating  Fund payment in Federal  Funds by 12:00 noon  Eastern  time on the Business Day the  Participating  Fund  receives  the  notice of the order  pursuant  to
      Section 3.5. Each applicable  Participating  Fund will execute such orders at the applicable net asset value per Share  determined as of the close of trading on the  effective  trade date if the  Participating  Fund receives payment in Federal  Funds by 12:00  midnight  Eastern time on the Business
      Day the  Participating  Fund receives the notice of the order  pursuant to
      Section 3.5. If payment in Federal  Funds for any purchase is not received or is received by a  Participating  Fund after 12:00 noon  Eastern time on such Business Day, Insurance Company shall promptly,  upon each applicable
      Participating Fund's request,  reimburse the respective Participating Fund for any charges,  costs, fees,  interest or other expenses incurred by the
      Participating  Fund in  connection  with any advances to, or borrowings or overdrafts by, the Participating Fund, or any similar expenses incurred by the Participating Fund, as a result of portfolio  transactions effected by the Participating Fund based upon such purchase request.

3.9   Payment for Participating  Fund Shares redeemed by the Separate Account or the  Insurance  Company  shall be made by the  applicable  Fund in federal funds transmitted by wire to the Insurance Company or any other designated person in a timely manner in accordance with Section 22(e) of the 1940 Act and any  rules  thereunder,  and in  accordance  with the  procedures  and
      policies  of  the  applicable  Fund  as  described  in  the   then-current
      prospectus.  If Insurance  Company's  order requests the redemption of any shares of a Participating  Fund valued at or greater than $1 million,  the
      Participating Fund will wire such amount to Insurance Company within seven days of the order

3.10  Each  Participating  Fund has the obligation to ensure that its Shares are registered with applicable federal agencies at all times.

3.11  Each  Participating  Fund will confirm each purchase or  redemption  order made by Insurance  Company.  Transfers of Shares of a  Participating  Fund
      will be by book  entry  only.  No share  certificates  will be  issued  to
      Insurance  Company.  Insurance  Company will record Shares  ordered from a
      Participating Fund in an appropriate title for the corresponding account.

3.12  Each   Participating   Fund  shall  credit  Insurance   Company  with  the
      appropriate number of Shares.

3.13  On each  ex-dividend  date of a  Participating  Fund or, if not a Business
      Day, on the first Business Day thereafter,  each  Participating Fund shall communicate to Insurance  Company the amount of dividend and capital gain, if any,  per Share.  Insurance  Company  elects on behalf of the  Separate
      Account  to  receive  all  dividends  and  capital  gains  in the  form of additional  Shares of the applicable  Participating  Fund at the net asset value per Share on the ex-dividend date. Each Participating Fund shall, on the day after the ex-dividend date or, if not a Business Day, on the first
      Business Day thereafter,  notify Insurance Company of the number of Shares so issued.  Insurance  Company  reserves the right to revoke this election and to receive dividends and capital gains in cash.

3.14  To the extent that a Separate Account is properly exempt from registration under Act, at least once annually, at the request of a Participating Fund, or its  designee,  Insurance  Company will certify the amount of purchases and  redemptions  of  fund  shares  from  such  Separate  Account  for the
      Participating Funds most recent fiscal year end.

                                   ARTICLE IV
                             STATEMENTS AND REPORTS

4.1   Each  Participating Fund shall provide monthly statements of account as of the end of each  month  for all of  Insurance  Company's  accounts  by the fifteenth (15th) Business Day of the following month.

4.2   Each  Participating  Fund shall distribute to Insurance  Company copies of the Participating Fund's Prospectuses,  proxy materials, notices, periodic
      reports  and  other  printed  materials  (which  the  Participating   Fund
      customarily  provides  to the  holders  of its  Shares) in  quantities  as
      Insurance  Company  may  reasonably   request  for  distribution  to  each
      Contractholder  and Participant.  Insurance Company may elect to print the
      Participating   Fund's  prospectus  and/or  its  statement  of  additional information in combination  with other fund  companies'  prospectuses  and statements of additional information,  which are also offered in Insurance
      Company's  insurance  product.   At  Insurance   Company's  request,   the
      Participating   Fund  will   provide,   in  lieu  of  printed   documents,
      camera-ready  copy or diskette  of  prospectuses,  annual and  semi-annual reports for printing by the Insurance Company.

4.3   Each  Participating  Fund will provide to  Insurance  Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions,  requests for no-action letters, and all amendments to any of the above, that relate to the Participating  Fund or its Shares (except for such  materials  that are  designed  only for a class of  shares  of a
      Participating  Fund not offered to the Insurance  Company pursuant to this
      Agreement), promptly after the filing of such document with the Commission or other regulatory authorities.

4.4   Insurance  Company  will provide to each  Participating  Fund at least one
      copy  of  all  registration  statements,   Prospectuses,   reports,  proxy
      statements, sales literature and other promotional materials, applications for exemptions,  requests for no-action letters, and all amendments to any of the  above,  that  relate to the  Contracts  or the  Separate  Account, promptly after the filing of such document with the Commission.

4.5   Insurance Company will provide Participating Funds on a semi-annual basis, or more  frequently as reasonably  requested by the  Participating  Funds, with a current  tabulation  of the number of  existing  Variable  Contract owners of Insurance Company whose Variable Contract values are invested in the  Participating  Funds.  This tabulation will be sent to  Participating
      Funds in the form of a letter signed by a duly  authorized  officer of the
      Insurance Company  attesting to the accuracy of the information  contained in the letter.

                                    ARTICLE V
                                    EXPENSES

5.1   The charge to each  Participating  Fund for all  expenses and costs of the
      Participating  Fund,  including but not limited to management  fees,  Rule
      12b-1  fees,  if any,  administrative  expenses  and legal and  regulatory costs, will be included in the  determination of the Participating  Fund's daily net asset value per Share.

5.2   Except  as  provided  in  Article  IV and V,  in  particular  in the  next sentence,  Insurance  Company  shall not be required to pay  directly  any
      expenses  of  any   Participating   Fund  or  expenses   relating  to  the
      distribution  of its Shares.  Insurance  Company  shall pay the  following expenses or costs:

      a.  Such  amount  of  production   expenses  of  any  Participating   Fund
          materials,  including  the cost of  printing  a  Participating  Fund's
          Prospectus,  or marketing materials for prospective  Insurance Company
          Contractholders  and  Participants  as Dreyfus and  Insurance  Company
          shall agree from time to time.

      b.  Expenses of distributing any Participating Fund materials or marketing
          materials  to  prospective   Insurance  Company   Contractholders  and
          Participants.

      c.  Expenses of distributing any Participating Fund materials or marketing materials to Insurance Company Contractholders and Participants.

      A Participating Fund's principal underwriter may pay Insurance Company, or the  broker-dealer  acting  as  principal  underwriter  for the  Insurance
      Company's  Contracts,  for  distribution and other services related to the
      Shares of the Participating Fund pursuant to any distribution plan adopted by the  Participating  Fund in  accordance  with Rule 12b-1 under the Act,
      subject  to  the  terms  and  conditions  of  an  agreement   between  the
      Participating  Fund's principal  underwriter and Insurance  Company or the
      principal   underwriter  for  the  Insurance   Company's   Contracts,   as
      applicable, related to such plan.

      Except as provided herein,  all other expenses of each  Participating Fund shall not be borne by Insurance Company.

5.3   The  Participating  Fund shall bear the expense of printing  Participating
      Fund prospectuses  (regardless of whether such prospectuses are printed by or on behalf of the  Participating  Fund or by the Insurance  Company) and
      annual and semi-annual reports delivered to existing Contractholders.

                                   ARTICLE VI
                                EXEMPTIVE RELIEF

6.1   Insurance  Company has reviewed a copy of the order dated February 5, 1998 of the  Commission  under  Section 6(c) of the Act with respect to Dreyfus
      Investment Portfolios,  and, in particular, has reviewed the conditions to the  relief  set forth in the  Notice.  As set forth  therein,  if Dreyfus
      Investment  Portfolios is a Participating Fund,  Insurance Company agrees, as applicable,  to report any potential or existing  conflicts promptly to the Board of Dreyfus Investment Portfolios,  and, in particular,  whenever contract voting instructions are disregarded,  and recognizes that it will
      be   responsible   for   assisting   the   Board  in   carrying   out  its
      responsibilities under such application. Insurance Company agrees to carry out  such  responsibilities  with a  view  to the  interests  of  existing
      Contractholders.

6.2   If a majority of the Board, or a majority of Disinterested  Board Members, determines that a material  irreconcilable  conflict exists with regard to
      Contractholder  investments in a Participating  Fund, the Board shall give prompt notice to all Participating  Companies and any other  Participating
      Fund. If the Board  determines  that Insurance  Company is responsible for causing or creating  said  conflict,  Insurance  Company shall at its sole cost and expense, and to the extent reasonably  practicable (as determined by a majority of the Disinterested Board Members),  take such action as is necessary to remedy or eliminate  the  irreconcilable  material  conflict.
      Such necessary action may include, but shall not be limited to:

      a.  Withdrawing  the assets  allocable  to the  Separate  Account from the
          Participating   Fund  and   reinvesting   such   assets   in   another
          Participating  Fund (if applicable) or a different  investment medium, or  submitting  the  question of whether  such  segregation  should be implemented to a vote of all affected Contractholders; and/or

      b.  Establishing a new registered management investment company or managed separate account.

6.3   If a material  irreconcilable conflict arises as a result of a decision by
      Insurance Company to disregard Contractholder voting instructions and said decision  represents a minority position or would preclude a majority vote by  all  Contractholders  having  an  interest  in a  Participating  Fund,
      Insurance Company may be required,  at the Board's  election,  to withdraw the investments of the Separate Account in that Participating Fund.

6.4   For the purpose of this  Article,  a majority of the  Disinterested  Board
      Members  shall  determine  whether or not any proposed  action  adequately remedies any irreconcilable  material  conflict,  but in no event will any
      Participating  Fund be required to bear the expense of  establishing a new funding medium for any Contract.  Insurance  Company shall not be required by this Article to  establish a new funding  medium for any Contract if an offer  to  do  so  has  been  declined  by  vote  of  a  majority  of  the
      Contractholders   materially  adversely  affected  by  the  irreconcilable
      material conflict.

6.5   No action by  Insurance  Company  taken or  omitted,  and no action by the
      Separate Account or any Participating Fund taken or omitted as a result of any act or failure to act by  Insurance  Company  pursuant to this Article
      VI, shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

                                   ARTICLE VII
                       VOTING SHARES OF PARTICIPATING FUND

7.1   Each Participating Fund shall provide Insurance Company with copies, at no cost to Insurance  Company,  of the Participating  Fund's proxy materials, reports to shareholders and other  communications to shareholders  (except for such  materials  that are  designed  only for a class of  shares  of a
      Participating  Fund not offered to the Insurance  Company pursuant to this
      Agreement) in such quantity as Insurance Company shall reasonably  require for distributing to  Contractholders  or Participants.  Each Participating
      Fund  shall  provide  Insurance  Company  as  much  advance  notice  as is reasonably  practical  of  the  date  of  any  shareholder  meetings  of a
      Participating Fund and the record date thereof.

      To the  extent  the SEC  continues  to  interpret  the 1940 Act to require pass-through  voting  privileges with respect to the Contracts,  or to the extent otherwise required by law, Insurance Company shall:

      a.  solicit voting instructions from  Contractholders or Participants on a timely basis and in accordance with applicable law;

      b.  vote  the  Shares  of  the  Participating   Fund  in  accordance  with
          instructions received from Contractholders or Participants; and

      c.  vote the Shares of the  Participating  Fund for which no  instructions
          have  been   received  in  the  same   proportion  as  Shares  of  the
          Participating Fund for which instructions have been received.

      The  Participating  Fund  will  pay  or  cause  to be  paid  the  expenses associated with text  composition,  printing,  mailing,  distributing  and
      tabulation  of  proxy  statements  and  voting  instruction   solicitation
      materials to Contractholders with respect to proxies related to such Fund, consistent with applicable provisions of the 1940 Act.

7.2   Insurance  Company  agrees that it shall not,  without  the prior  written consent of each applicable Participating Fund and Dreyfus, solicit, induce or encourage Contractholders to (a) change or supplement the Participating
      Fund's current investment adviser or (b) change, modify,  substitute,  add to or delete from the current investment media for the Contracts.

                                  ARTICLE VIII
                          MARKETING AND REPRESENTATIONS

8.1   Each  Participating  Fund or its principal  underwriter shall periodically furnish  Insurance  Company with the following  documents  relating to the
      Shares of the  Participating  Fund, in quantities as Insurance Company may reasonably request:

      a.  Current Prospectus and any supplements thereto; and

      b.  Other marketing materials.

      Expenses  for the  production  of such  documents  shall  be  borne by the parties in accordance with Article 5 of this Agreement.

8.2   Insurance  Company shall designate  certain persons or entities that shall have  the  requisite  licenses  to  solicit  applications  for the sale of
      Contracts.  No  representation  is  made as to the  number  or  amount  of
      Contracts  that are to be sold by  Insurance  Company.  Insurance  Company shall make  reasonable  efforts to market the  Contracts  and shall comply with all applicable federal and state laws in connection therewith.

8.3   Insurance Company shall furnish,  or shall cause to be furnished,  to each applicable  Participating  Fund  or its  designee,  each  piece  of  sales literature or other promotional  material in which the Participating Fund, its  investment  adviser  or the  administrator  is  named,  at least  ten
      Business Days prior to its use. No such material  shall be used unless the
      Participating Fund or its designee approves such material in writing.

8.4   Insurance   Company   shall   not  give  any   information   or  make  any
      representations  or  statements  on  behalf  of a  Participating  Fund  or concerning  a  Participating  Fund  in  connection  with  the  sale of the
      Contracts other than the information or  representations  contained in the registration statement or Prospectus of, as may be amended or supplemented from time to time, or in reports or proxy  statements  for, the applicable
      Participating  Fund, or in sales literature or other promotional  material approved by the applicable Participating Fund.

8.5   Each Participating Fund shall furnish, or shall cause to be furnished,  to
      Insurance Company, each piece of the Participating Fund's sales literature or other  promotional  material in which Insurance Company or the Separate
      Account is named,  at least ten  Business  Days prior to its use.  No such material shall be used unless Insurance Company approves such material.

8.6   Each  Participating  Fund shall not, in connection with the sale of Shares
      of  the   Participating   Fund,   give   any   information   or  make  any
      representations  on behalf of Insurance  Company or  concerning  Insurance
      Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the  Contracts,  as may be amended or  supplemented  from time to time, or approved by  Insurance  Company for  distribution  to  Contractholders  or
      Participants,  or  in  sales  literature  or  other  promotional  material approved by Insurance Company in writing.

8.7   For purposes of this  Agreement,  the phrase  "sales  literature  or other
      promotional  material"  or  words  of  similar  import  include,   without
      limitation,  advertisements  (such as material published,  or designed for use, in a  newspaper,  magazine or other  periodical,  radio,  television, telephone  or tape  recording,  videotape  display,  signs or  billboards, motion  pictures or other public  media),  sales  literature  (such as any written communication distributed or made generally available to customers or the public,  including brochures,  circulars,  research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement,  sales literature,  or published  article),  educational or training materials or other  communications  distributed or made generally available  to some or all agents or  employees,  registration  statements, prospectuses,  statements of additional  information,  shareholder reports and proxy materials,  and any other material constituting sales literature or advertising  under National  Association  of Securities  Dealers,  Inc.
      rules, the Act or the 1933 Act.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1   Insurance Company agrees to indemnify and hold harmless each Participating
      Fund, Dreyfus, each respective Participating Fund's investment adviser and sub-investment  adviser (if  applicable),  each  respective  Participating
      Fund's  distributor,  and their respective  affiliates,  and each of their directors,  trustees, officers, employees, agents and each person, if any, who controls or is under common control with any of the foregoing entities or  persons  within  the  meaning  of  the  1933  Act  (collectively,  the
      "Indemnified  Parties" for purposes of Section  9.1),  against any and all losses,  claims,  damages or liabilities  joint or several  (including any investigative,  legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement  (with the written consent of the
      Insurance  Company)  of,  any  action,  suit or  proceeding  or any  claim asserted) for which the Indemnified Parties may become subject,  under the
      1933  Act or  otherwise,  insofar  as  such  losses,  claims,  damages  or liabilities (or actions in respect thereof)

        (i)  arise out of or are based  upon any  untrue  statement  or  alleged
             untrue   statement  of  any  material  fact  contained  in  written information  furnished by or on behalf of Insurance  Company to the
             Participating  Fund  or its  designee  specifically  for use in the
             registration   statement  or  Prospectus  or  sales  literature  or
             advertisements of the respective Participating Fund or arise out of or are based upon the  omission  or the  alleged  omission to state therein a material fact required to be stated  therein or necessary to make the statements therein not misleading;

       (ii)  arise out of or are based  upon any  untrue  statement  or  alleged
             untrue   statements   of  any  material   fact   contained  in  the
             registration  statement,  prospectus (which shall include a written description  of a Contract  that is not  registered  under the 1933
             Act),  or SAI for the  Contracts or  contained in the  Contracts or sales  literature for the Contracts (or any amendment or supplement to any of the  foregoing),  or arise out of or are  based  upon the omission or the alleged  omission to state  therein a material fact required to be stated  therein or necessary to make the  statements therein not  misleading,  provided that this agreement to indemnify shall not apply as to any  Indemnified  Party if such  statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information  furnished to the Insurance
             Company by or on behalf of the  Participating  Fund or Dreyfus  for use in the  registration  statement,  prospectus  or  SAI  for  the
             Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection  with the sale of the Contracts;

      (iii)  arise  out of or as a result of  wrongful  conduct,  statements  or representations (other than statements or representations contained in the Prospectus  and sales  literature or  advertisements  of the
             respective   Participating  Fund  not  supplied  by  the  Insurance
             Company)  of  Insurance  Company,  its agents or persons  under its control with respect to the sale and  distribution of Contracts for which  the  Shares  of the  respective  Participating  Fund  are an underlying investment or the Shares of a Participating Fund;

       (iv)  arise  out  of  or  result   from  any   material   breach  of  any
             representation  and/or  warranty made by Insurance  Company in this
             Agreement or arise out of Insurance Company's incorrect calculation and/or  untimely  reporting  of net purchase or  redemption  orders provided that such incorrect  calculation and/or untimely reporting is not attributable to an incorrect and/or untimely NAV calculation provided by or on behalf of a Participating Fund; or

        (v)  arise out of any breach by Insurance  Company of a material term of this  Agreement or as a result of any failure by Insurance  Company to provide the  services  and furnish the  materials or to make any payments  provided for in this  Agreement.  Insurance  Company will reimburse any Indemnified Party in connection with investigating or defending  any such  loss,  claim,  damage,  liability  or  action;
             provided,  however, that with respect to clauses (i) (ii) and (iii)
             above Insurance  Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based  upon any  untrue  statement  or  omission  or  alleged omission made in such  registration  statement,  prospectus,  sales literature, or advertisement in conformity with written information furnished  to Insurance  Company by or on behalf of the  respective
             Participating  Fund  specifically  for use therein.  This indemnity agreement  will be in addition  to any  liability  which  Insurance
             Company may otherwise have.

9.2   Each  Participating  Fund severally  agrees to indemnify and hold harmless
      Insurance Company and each of its directors,  officers,  employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against  any losses,  claims,  damages or  liabilities  to which Insurance Company or any such director,  officer, employee, agent or controlling  person may become  subject,  under the 1933 Act or otherwise, insofar as such  losses,  claims,  damages or  liabilities  (or actions in respect  thereof) (i) arise out of or are based upon any untrue  statement or  alleged  untrue  statement  of  any  material  fact  contained  in the registration statement or Prospectus or sales literature or advertisements of the respective  Participating Fund; (ii) arise out of or are based upon the omission or alleged omission to state in the registration statement or
      Prospectus  or  sales  literature  or  advertisements  of  the  respective
      Participating  Fund any  material  fact  required to be stated  therein or necessary to make the statements  therein not  misleading;  or (iii) arise out of or are based upon any untrue  statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to
      Insurance Company by the respective Participating Fund; and the respective
      Participating  Fund will reimburse any legal or other expenses  reasonably incurred by Insurance  Company or any such  director,  officer,  employee, agent or controlling  person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the respective  Participating  Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue  statement or omission or alleged omission made in
      such   registration   statement,    Prospectus,    sales   literature   or
      advertisements  in conformity  with written  information  furnished to the respective  Participating  Fund by Insurance Company  specifically for use therein.  This  indemnity  agreement  will be in addition to any liability which the respective Participating Fund may otherwise have.

9.3   Each  Participating  Fund  severally  shall  indemnify and hold  Insurance
      Company harmless against any and all liability,  loss,  damages,  costs or expenses which Insurance  Company may incur,  suffer or be required to pay due to the respective  Participating  Fund's (i) incorrect  calculation of the daily net asset  value,  dividend  rate or capital  gain  distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (iii) untimely reporting of the net asset value,  dividend rate or capital gain  distribution  rate;  provided that  the  respective  Participating  Fund  shall  have no  obligation  to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished  by  Insurance  Company or  information  furnished  untimely  by
      Insurance  Company or  otherwise as a result of or relating to a breach of this Agreement by Insurance Company.

9.4   Dreyfus  Service  Corporation  agrees to indemnify  and hold  harmless the
      Insurance  Company and each of its directors and officers and each person, if any, who controls the Insurance  Company  within the meaning of Section
      15 of the 1933 Act (collectively,  the "Indemnified  Parties" for purposes of  this  Section  9.4)  against  any  and all  losses,  claims,  damages, liabilities (including amounts paid in settlement with the written consent of Dreyfus Service  Corporation) or litigation  (including legal and other expenses) to which the  Indemnified  Parties may become  subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims,  damages,  liabilities or expenses (or actions in respect thereof)
      or settlements:

        (i)  arise out of or are based  upon any  untrue  statement  or  alleged untrue statement of any material fact contained in the registration statement or  Prospectus or sales  literature of the  Participating
             Fund (or any amendment or supplement to any of the  foregoing),  or arise out of or are based upon the omission or the alleged omission to state therein a material  fact required to be stated  therein or necessary to make the statements  therein not misleading,  provided that  this  agreement  to  indemnify  shall  not  apply  as to  any
             Indemnified  Party if such  statement  or omission or such  alleged statement or omission was made in reliance  upon and in  conformity with  information  furnished  to  Dreyfus  Service  Corporation  or
             Participating Fund by or on behalf of the Insurance Company for use in the registration  statement or Prospectus the Participating Fund or  in  sales  literature  (or  any  amendment  or  supplement)  or otherwise for use in  connection  with the sale of the Contracts or
             Participating Fund shares; or

       (ii)  arise out of or as a result of statements or representations (other than statements or  representations  contained in the  registration statement or Prospectus or sales  literature  for the Contracts not supplied by the Participating  Fund, Dreyfus Service Corporation or
             persons   under  their   control)   or  wrongful   conduct  of  the
             Participating Fund or Dreyfus Service  Corporation or persons under their authorization or control, with respect to the distribution of the Participating Fund shares; or

      (iii)  arise out of any untrue  statement or alleged untrue statement of a material fact contained in a  registration  statement or Prospectus or  sales  literature  covering  the  Contracts,  or any  amendment thereof or supplement  thereto, or the omission or alleged omission to state therein a material  fact required to be stated  therein or
             necessary  to  make  the  statement  or   statements   therein  not
             misleading, if such statement or omission was made in reliance upon information  furnished to the Company in writing by or on behalf of the Participating Fund or Dreyfus Service Corporation; or

       (iv)  arise as a result of any  failure by the Funds or  Dreyfus  Service
             Corporation to provide the services and furnish the materials under
             the  terms  of  this   Agreement   (including   a  failure  of  the
             Participating  Fund,  whether  unintentional  or in good  faith  or otherwise, to comply with the requirements specified in Section 2.5 or 2.7 of this Agreement); or

        (v)  arise  out  of  or  result   from  any   material   breach  of  any
             representation  and/or warranty made by Dreyfus Service Corporation or the Funds in this  Agreement  or arise out of or result from any
             other  material   breach  of  this  Agreement  by  Dreyfus  Service
             Corporation or the Funds

9.5   Promptly  after  receipt by an  indemnified  party  under this  Article of notice of the commencement of any action,  such indemnified party will, if a claim in respect  thereof is to be made against the  indemnifying  party under this  Article,  notify the  indemnifying  party of the  commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission  results in a failure of actual notice to the indemnifying  party and such  indemnifying  party is  damaged  solely as a result of the  failure  to give such  notice.  In case any such  action is brought against any indemnified  party,  and it notified the  indemnifying party of the commencement thereof, the indemnifying party will be entitled to  participate  therein  and, to the extent that it may wish,  assume the defense thereof, with counsel reasonably  satisfactory to such indemnified party, and to the extent that the  indemnifying  party has given notice to such effect to the  indemnified  party and is performing  its  obligations under this  Article,  the  indemnifying  party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection  with the  defense  thereof,  other  than  reasonable  costs of investigation.  Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel,  but the fees  and  expenses  of  such  counsel  shall  be at the  expense  of such indemnified  party unless (i) the  indemnifying  party and the indemnified party shall have mutually  agreed to the retention of such counsel or (ii)
      the named parties to any such proceeding (including any impleaded parties)
      include  both  the  indemnifying  party  and  the  indemnified  party  and representation  of both parties by the same counsel would be inappropriate
      due  to  actual  or  potential   differing  interests  between  them.  The
      indemnifying  party  shall  not  be  liable  for  any  settlement  of  any proceeding effected without its written consent.

      A successor by law of the parties to this  Agreement  shall be entitled to the  benefits of the  indemnification  contained  in this  Article IX. The provisions of this Article IX shall survive termination of this Agreement.

      No party shall be liable  under this  Article  with respect to any losses, claims,  damages,  liabilities or litigation to which an indemnified party would otherwise be subject by reason of such  indemnified  party's willful misfeasance,  bad faith,  or gross  negligence in the  performance of such indemnified  party's  duties  or by  reason  of such  indemnified  party's reckless disregard of obligations and duties under this Agreement.

                                    ARTICLE X
                          COMMENCEMENT AND TERMINATION

10.1  This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2  This Agreement shall terminate without penalty:

      a.  As to any  Participating  Fund, at the option of Insurance  Company or the Participating Fund at any time from the date hereof upon 180 days'
          notice,  unless  a  shorter  time  is  agreed  to  by  the  respective
          Participating Fund and Insurance Company;

      b.  As to any Participating  Fund, at the option of Insurance Company,  if
          Shares of that Participating Fund are not reasonably available to meet the requirements of the Contracts as determined by Insurance  Company.
          Prompt notice of election to terminate shall be furnished by Insurance
          Company,  said  termination  to be effective ten days after receipt of notice;

      c.  As to a Participating  Fund, at the option of Insurance Company,  upon the institution of formal proceedings  against that Participating Fund by the Commission,  National  Association of Securities Dealers or any
          other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance  Company's  reasonable  judgment, materially  impair  that  Participating  Fund's  ability  to meet  and perform the  Participating  Fund's  obligations and duties  hereunder.
          Prompt notice of election to terminate shall be furnished by Insurance
          Company with said termination to be effective upon receipt of notice;

      d.  As to a Participating  Fund, at the option of each Participating Fund, upon the institution of formal  proceedings  against Insurance Company by the Commission,  National  Association of Securities Dealers or any
          other regulatory body, the expected or anticipated ruling, judgment or outcome  of  which  would,  in  the  Participating  Fund's  reasonable judgment,  materially  impair Insurance  Company's ability to meet and perform Insurance Company's  obligations and duties hereunder.  Prompt
          notice  of  election  to   terminate   shall  be   furnished  by  such
          Participating  Fund with said termination to be effective upon receipt of notice;

      e.  As to a Participating  Fund, at the option of that Participating Fund, if the  Participating  Fund  shall  determine,  in its  sole  judgment reasonably  exercised  in  good  faith,  that  Insurance  Company  has suffered  a  material  adverse  change in its  business  or  financial condition  or is the subject of material  adverse  publicity  and such material  adverse  change or material  adverse  publicity is likely to have a material adverse impact upon the business and operation of that
          Participating  Fund or Dreyfus,  such  Participating Fund shall notify
          Insurance  Company in writing of such  determination and its intent to terminate this Agreement,  and after  considering the actions taken by
          Insurance  Company and any other  changes in  circumstances  since the giving of such notice,  such  determination of the Participating  Fund shall  continue  to apply on the  sixtieth  (60th) day  following  the giving of such notice,  which sixtieth day shall be the effective date of termination;

      f.  As to a  Participating  Fund or  Dreyfus,  at the option of  Insurance
          Company,  if Insurance  Company shall determine,  in its sole judgment reasonably  exercised  in good  faith that the  Participating  Fund or
          Dreyfus, as applicable,  has suffered a material adverse change in its business or financial  condition or is the subject of material adverse publicity  and  such  material  adverse  change  or  material  adverse publicity  is  likely  to have a  material  adverse  impact  upon  the business and operations of Insurance  Company or its Separate Account, the Insurance Company shall notify the Participating  Fund or Dreyfus, as  applicable,  in  writing of such  determination  and its intent to terminate this Agreement,  and after  considering the actions taken by the  Participating  Fund and any other changes in circumstances  since the giving of such notice,  such  determination  of Insurance  Company shall  continue  to apply to the  sixtieth  (60th) day  following  the giving of such notice,  which sixtieth day shall be the effective date of termination;

      g.  As  to a  Participating  Fund,  upon  termination  of  the  Investment
          Advisory  Agreement between that Participating Fund and Dreyfus or its
          successors   unless  Insurance  Company   specifically   approves  the
          selection  of  a  new  Participating  Fund  investment  adviser.  Such
          Participating  Fund shall promptly  furnish notice of such termination to Insurance Company;

      h.  As to a Participating  Fund, at the option of the Insurance Company in the event that Shares of the  Participating  Fund are not  registered, issued or sold in accordance with applicable  federal law, or such law precludes the use of such Shares as the underlying  investment  medium of  Contracts  issued  or to be  issued  by  Insurance  Company.  Such termination  to be  effective  upon  Participating  Fund's  receipt of notice from the Insurance Company;

      i.  At the  option of a  Participating  Fund upon a  determination  by its
          Board in good  faith  that it is no longer  advisable  and in the best interests of  shareholders of that  Participating  Fund to continue to operate  pursuant  to this  Agreement.  Termination  pursuant  to this
          Subsection  (i) shall be effective  upon notice by such  Participating
          Fund to Insurance Company of such termination;

      j.  At the  option  of a  Participating  Fund if the  Contracts  cease  to
          qualify  as  annuity   contracts  or  life  insurance   policies,   as
          applicable,  under the Code, or if such  Participating Fund reasonably believes that the Contracts may fail to so qualify;

      k.  At the option of any party to this  Agreement,  upon  another  party's breach of any material provision of this Agreement;

      l.  At the  option  of a  Participating  Fund,  if the  Contracts  are not
          registered,  issued  or sold in  accordance  with  applicable  federal and/or state law; or

      m.  Upon  assignment  of this  Agreement,  unless  made  with the  written consent of every other non-assigning party.

      n.  termination  by the Insurance  Company by written  notice to the Funds and Dreyfus in the event that a  Participating  Fund ceases to qualify as a  Regulated  Investment  Company  under  Subchapter  M or fails to comply with the Section 817(h) diversification  requirements specified in Section 2.5 and 2.7 hereof, or if the Insurance Company  reasonably believes that such Participating Fund may fail to so qualify or comply

      o.  termination  by the  Insurance  Company upon any  substitution  of the shares of another investment company or series thereof for shares of a
          Participating  Fund in  accordance  with the  terms of the  Contracts, provided that the  Insurance  Company has given at least 45 days prior written  notice to the  Participating  Fund and Dreyfus of the date of substitution

      Any such termination  pursuant to Section 10.2a,  10.2d,  10.2e,  10.2f or
      10.2k  herein  shall  not  affect  the  operation  of  Article  V of  this
      Agreement.  Any  termination  of  this  Agreement  shall  not  affect  the operation of Article IX of this Agreement.

10.3  Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof,  each  Participating  Fund and Dreyfus shall, at the option of the
      Insurance  Company,  continue to make available  additional Shares of that
      Participating  Fund for as long as the Insurance  Company desires pursuant to the terms and conditions of this Agreement as provided  below,  for all
      Contracts in effect on the effective date of termination of this Agreement
      (hereinafter  referred  to as  "Existing  Contracts").  Specifically,  the
      owners  of  the  Existing   Contracts   may  be  permitted  to  reallocate
      investments  in  the  Participating   Fund,  redeem   investments  in  the
      Participating Fund and/or invest in the Participating Fund upon the making of additional  purchase payments under the Existing  Contracts (subject to any such election by the Insurance Company).

10.4  Termination of this Agreement as to any one  Participating  Fund shall not be  deemed  a  termination  as to  any  other  Participating  Fund  unless
      Insurance  Company or such other  Participating  Fund, as the case may be,
      terminates  this  Agreement  as  to  such  other   Participating  Fund  in
      accordance with this Article X.

                                   ARTICLE XI
                                   AMENDMENTS

11.1  Any other changes in the terms of this Agreement,  except for the addition
      or  deletion  of  any   Participating   Fund  or  class  of  Shares  of  a
      Participating  Fund as  specified in Exhibit A, shall be made by agreement in writing between  Insurance  Company and each  respective  Participating
      Fund.

                                   ARTICLE XII
                                     NOTICE

12.1  Each notice  required by this Agreement  shall be given by certified mail, return  receipt  requested,  to the  appropriate  parties at the following addresses:

            Insurance Company:      First Security Benefit Life Insurance
                                    and Annuity Company of New York
                                    Attention Chief Administrative Officer
                                    70 West Red Oak Lane, 4th Floor
                                    White Plains, NY 10604

            with copies to:         Security Benefit Life Insurance Company
                                    Attention General Counsel
                                    One Security Benefit Place
                                    Topeka, Kansas 66636-0001

            Participating Funds:    Name of Fund
                                    c/o The Dreyfus Corporation
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attn: General Counsel

            with copies to:         Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York 10038-4982
                                    Attn: Lewis G. Cole, Esq.
                                    Stuart H. Coleman, Esq.

      Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1  This Agreement has been executed on behalf of each Fund by the undersigned officer  of the  Fund in his  capacity  as an  officer  of the  Fund.  The obligations  of this  Agreement  shall only be binding upon the assets and property of the Fund and shall not be binding upon any director,  trustee, officer or  shareholder  of the Fund  individually.  It is agreed that the obligations of the Funds are several and not joint,  that no Fund shall be liable  for any  amount  owing by  another  Fund and that the  Funds  have executed one instrument for convenience only.

                                   ARTICLE XIV
                                       LAW

14.1  This Agreement  shall be construed in accordance with the internal laws of the State of New York,  without giving effect to principles of conflict of laws.

                                   ARTICLE XV
                               FOREIGN TAX CREDITS

15.1  Each  Participating  Fund  agrees to  consult in  advance  with  Insurance
      Company  concerning  any  decision  to  elect or not to pass  through  the
      benefit  of  any  foreign  tax   credits  to  the   Participating   Fund's
      shareholders pursuant to Section 853 of the Code.

IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

                                         FIRST SECURITY BENEFIT LIFE INSURANCE
                                         AND ANNUITY COMPANY OF NEW YORK

                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------
Attest:
        ------------------------

                                         DREYFUS INVESTMENT PORTFOLIOS

                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------
Attest:
        ------------------------

                                         DREYFUS VARIABLE INVESTMENT FUND

                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------
Attest:
        ------------------------

                                         DREYFUS SERVICE CORPORATION

                                         By:
                                              ----------------------------------
                                         Its:
                                              ----------------------------------
Attest:
        ------------------------

                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS

            FUND NAME                      SHARE CLASS
            ---------                      -----------

Dreyfus Investment Portfolios
  - Technology Growth Portfolio          Services Shares

Dreyfus Variable Investment Fund
  - International Value Portfolio        Service Shares

                                    EXHIBIT B

                                SEPARATE ACCOUNTS

Variable Annuity Account B